Exhibit 99.1

For Immediate Release


             ATMI REPORTS FOURTH QUARTER AND 2001 FINANCIAL RESULTS

         Revenues Down 29% in Difficult Year for Semiconductor Industry


      DANBURY, CT -- January 30, 2002 -- ATMI, Inc. (Nasdaq: ATMI), a supplier of materials and services to the world's leading semiconductor manufacturers, today announced quarterly revenues of $41.4 million for the fourth quarter of 2001, and annual revenues of $213.5 million for 2001.

      Revenues for the fourth quarter declined 52% from $86.8 million last year, but grew about 4% sequentially from $39.7 million in the third quarter. The net loss for the quarter was $4.6 million, or $0.15 per share. This contrasts with net income of $10.6 million, or $0.35 per share, for the fourth quarter of 2000.

      For the year, revenues declined 29%, from $300.0 million in 2000. The net loss of $9.7 million, or $0.33 per share, contrasts with last year's net income of $43.7 million, or $1.44 per share. Excluding special items in each year, the net loss for 2001 was $2.9 million, or $0.10 per share, compared with net income of $40.0 million, or $1.32 per share.

      Doug Neugold, ATMI President, said, "The semiconductor industry's worst-in-its-lifetime downturn, dissipated consumer demand, and the national recession all combined to create a difficult economic scenario for ATMI in 2001. While there is some indication of better times ahead, we are continuing to perform on the strategies that will assure the Company's long-term growth. This includes strong spending on research and development that we believe will drive new materials product revenues in a period of significant semiconductor process changes."

      Dan Sharkey, CFO, said, "During the fourth quarter, our Materials business was up 4% sequentially to $22.7 million from $21.8 million in the third quarter. Our Technologies product line revenue increased 4.5% sequentially to $18.7 million in the fourth quarter from $17.9 million in the third quarter. During this difficult year, we have removed nearly $30 million of annualized expenses and enhanced our balance sheet so that we are poised to take full advantage of the nascent industry upturn."

      Commenting on recent business activity and the prospects for 2002, Gene Banucci, CEO, said, "ATMI experienced a pick-up in business at the end of the fourth quarter and we appear to be on course for a marginally improved first quarter. In large part, this is being driven by an increase in wafer starts in Taiwan and the U.S. that is selectively encouraging. It certainly appears that our customers have depleted inventories to the point where they need to use more capacity. However, this is no V-shaped recovery so far, since caution is the word of the day among our customers. Therefore, we are standing by our expectations of a slow first half, with a more robust pick-up in the second half of 2002."

            ATMI provides specialty materials and services to the worldwide semiconductor industry.


                               -- TABLES FOLLOW--

Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2002 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               http://web.atmi.com

                                     # # # #

For more information contact:
      Dean Hamilton
      ATMI
      203.794.1100 x4202
      203.207.9349 Direct
      dhamilton@atmi.com


                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (in thousands, except per share data)
                            (Including Special Items)

                                  Three Months Ended         Twelve Months Ended
                                      December 31,              December 31,
                                  2001        2000          2001            2000
                                  ----        ----          ----            ----

 Revenues                       $41,422      $86,842      $213,456        $299,959
  Cost of revenues               24,950       42,819       120,877         142,711
                                 ------       ------       -------         -------
  Gross profit                   16,472       44,023        92,579         157,248
  Operating expenses
    R & D                         7,983        7,641        31,731          28,211
    S, G, & A                    15,989       21,134        73,511          71,928
    Restructuring & Other             -            -        14,011           1,500
                                -------      -------       -------        --------
                                 23,972       28,775       119,253         101,639
                                 ------       ------       -------         -------

  Operating income (loss)       (7,500)       15,248      (26,674)          55,609

  Other income, net                 197        1,621        11,133          14,562
                                    ---        -----        ------          ------

  Income (loss) before          (7,303)       16,869      (15,541)          70,171
  taxes

  Income taxes                  (2,731)        6,242       (5,845)          26,486
                                -------        -----       -------          ------

  Net income (loss)           ($ 4,572)      $ 10,627    ($ 9,696)        $ 43,685
                              =========      ========    =========        ========

  Diluted earnings (loss)
  per share                     ($0.15)         $0.35      ($0.33)            $1.44

 Weighted average shares
 outstanding                     29,684       30,404        29,611           30,290


                                   ATMI, INC.
                          SUMMARY STATEMENTS OF INCOME
                      (in thousands, except per share data)
                            (Excluding Special Items)


                                  Three Months Ended          Twelve Months Ended
                                     December 31,                December 31,
                                 2001          2000          2001           2000
                                 ----          ----          ----           ----
 Revenues                      $41,422       $86,842       $213,456       $299,959
  Cost of revenues              24,950        42,819        119,160        142,711
                                ------        ------        -------        -------
  Gross profit                  16,472        44,023         94,296        157,248
  Operating expenses
    R & D                        7,983         7,641         31,731         28,211
    S, G, & A                   15,989        21,134         71,011         71,928
                                ------        ------         ------         ------
                                23,972        28,775        102,742        100,139
                                ------        ------        -------        -------

  Operating income (loss)      (7,500)        15,248        (8,446)         57,109

  Other income, net                197         1,621          3,712          6,292
                                ------         -----          -----          -----

  Income (loss) before         (7,303)        16,869        (4,734)         63,401
  taxes

  Income taxes                 (2,731)         6,242        (1,855)         23,426
                               -------         -----        -------         ------

 Net income (loss)           ($ 4,572)      $ 10,627      ($ 2,879)       $ 39,975
                             =========      ========      =========       ========

  Diluted earnings (loss)
  per share                    ($0.15)          $0.35       ($0.10)           $1.32

 Weighted average shares
 outstanding                    29,684        30,404         29,611          30,290

                                   ATMI, INC.
                             SUMMARY BALANCE SHEETS
                                 (in thousands)


         Balance Sheet Highlights                  December 31,     December 31,
                                                   ------------     ------------
                                                        2001             2000
                                                        ----             ----
         Assets
           Cash & marketable securities               $210,494         $131,505
           Accounts receivable                          35,842           70,282
           Inventory                                    39,042           39,404
           Other current assets                         21,310           16,232
                                                       -------          -------
              Total current assets                     306,688          257,423
           Fixed assets, net                           123,191           80,332
           Other assets                                 19,977           13,050
                                                       -------          -------
                Total assets                          $449,856        $ 350,805
                                                      --------        ---------

        Liabilities and stockholders' equity
           Accounts payable                            $11,095          $19,121
           Short-term debt                               6,223            7,834
           Other current liabilities                    19,297           27,508
                                                       -------          -------
             Total current liabilities                  36,615           54,463
           Long-term debt                              130,776            7,242
           Other long-term liabilities                   2,451            2,533
           Stockholders' equity                        280,014          286,567
                                                       -------          -------
              Total liabilities &                     $449,856        $ 350,805
                                                      --------        ---------
        stockholders' equity